                                                                                      EXHIBIT 11
                                 GIANT INDUSTRIES, INC. AND SUBSIDIARIES
                                     COMPUTATION OF PER SHARE DATA

                                                Three Months Ended          Nine Months Ended
                                                  September 30,               September 30,
                                            -------------------------   -------------------------
                                                1996          1995          1996          1995
                                            -----------   -----------   -----------   -----------
Earnings from continuing operations         $ 5,283,000   $ 1,968,000   $16,301,000   $ 4,173,000
Discontinued operations, net                    (20,000)       10,000       (13,000)      104,000
                                            -----------   -----------   -----------   -----------
Net earnings                                $ 5,263,000   $ 1,978,000   $16,288,000   $ 4,277,000
                                            ===========   ===========   ===========   ===========
Weighted average number of shares
  outstanding during the period              11,231,602    11,321,229    11,247,710    11,547,500
                                            ===========   ===========   ===========   ===========
Earnings per common share:
  Continuing operations                     $      0.47   $      0.17   $      1.45   $      0.36
  Discontinued operations                                                                    0.01
                                            -----------   -----------   -----------   -----------
  Net earnings                              $      0.47   $      0.17   $      1.45   $      0.37
                                            ===========   ===========   ===========   ===========
Additional Primary Computation
------------------------------
Earnings from continuing operations         $ 5,283,000   $ 1,968,000   $16,301,000   $ 4,173,000
Discontinued operations, net                    (20,000)       10,000       (13,000)      104,000
                                            -----------   -----------   -----------   -----------
Net earnings                                $ 5,263,000   $ 1,978,000   $16,288,000   $ 4,277,000
                                            ===========   ===========   ===========   ===========
Additional adjustment to weighted average
  number of shares outstanding:
    Weighted average number of
      shares outstanding above               11,231,602    11,321,229    11,247,710    11,547,500
        Add - dilutive effect of
          outstanding options(a)                122,820        45,252       115,000        30,067
                                            -----------   -----------   -----------   -----------
Weighted average number of shares
  outstanding as adjusted                    11,354,422    11,366,481    11,362,710    11,577,567
                                            ===========   ===========   ===========   ===========
Earnings per common share:(b)
  Continuing operations                     $      0.46   $      0.17   $      1.43   $      0.36
  Discontinued operations                                                                    0.01
                                            -----------   -----------   -----------   -----------
  Net earnings                              $      0.46   $      0.17   $      1.43   $      0.37
                                            ===========   ===========   ===========   ===========
/TABLE

                  GIANT INDUSTRIES, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE DATA

                                                Three Months Ended          Nine Months Ended
                                                  September 30,               September 30,
                                            -------------------------   -------------------------
                                                1996          1995          1996          1995
                                            -----------   -----------   -----------   -----------
Fully Diluted Computation
-------------------------
Earnings from continuing operations         $ 5,283,000   $ 1,968,000   $16,301,000   $ 4,173,000
Discontinued operations, net                    (20,000)       10,000       (13,000)      104,000
                                            -----------   -----------   -----------   -----------
Net earnings                                $ 5,263,000   $ 1,978,000   $16,288,000   $ 4,277,000
                                            ===========   ===========   ===========   ===========
Additional adjustment to
  weighted average number of
  shares outstanding:
    Weighted average number of
      shares outstanding above               11,231,602    11,321,229    11,247,710    11,547,500
        Add - dilutive effect of
          outstanding options(a)                122,780       77,427        124,926       77,427
                                            -----------   -----------   -----------   -----------
Weighted average number of shares
  outstanding as adjusted                    11,354,382    11,398,656    11,372,636    11,624,927
                                            ===========   ===========   ===========   ===========

Earnings per common share:(b)
  Continuing operations                     $      0.46   $      0.17   $      1.43   $      0.36
  Discontinued operations                                                                    0.01
                                            -----------   -----------   -----------   -----------
  Net earnings                              $      0.46   $      0.17   $      1.43   $      0.37
                                            ===========   ===========   ===========   ===========

(a)  As determined by the application of the treasury stock method.
(b)  This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph
     14 of APB Opinion No. 15 because it results in dilution of less than 3%.
